Shutterstock Appoints Rachna Bhasin to its Board of Directors

New York, NY, August 6, 2019 - Shutterstock, Inc. (NYSE: SSTK), a leading global technology company offering a creative platform for high-quality content, tools and services, today announced that Rachna Bhasin, Founder and CEO of EQ Partners and a Co-Founder of Pacifica Investments, has been appointed to the company’s board of directors and will serve on the compensation committee of the board. Bhasin previously held the role of Chief Business Officer at Magic Leap and SVP of Corporate Strategy and Business Development at Sirius XM.

“We are pleased to welcome Rachna to the Shutterstock board. As we look to further innovate and accelerate Shutterstock’s performance, we will benefit from Rachna’s unique perspective and strategic vision given her deep knowledge of our industry,” said Jon Oringer, Founder, Chairman and Chief Executive Officer of Shutterstock. “Her skills and experience in business development, M&A and strategic partnerships complement the expertise of our existing board members and we look forward to her contributions.”

“I am honored to join Shutterstock's board of directors and to draw from my knowledge and experience to help guide Shutterstock in its mission to deliver increased value to its customers, contributors and stockholders,” said Rachna Bhasin. “In a time where the demand for content is at an all-time high, Shutterstock is well-positioned to serve the needs of marketers, creatives and businesses around the world, providing them with the content, tools and services they need to grow and thrive.”

As Founder and CEO of EQ Partners, Bhasin operates as a strategic advisor, investor and consultant to early-stage technology and media companies in the U.S. and Europe. In her role as Co-Founder of Pacifica Investments, she identifies and amplifies technologies, brands and entrepreneurs from New Zealand and the Pacific Rim.

Prior to January 2019, Bhasin held the role of Chief Business Officer for Magic Leap for over three years, where she helped grow the team and led business development, M&A and strategic partnerships. In this capacity, Bhasin oversaw Shutterstock’s API partner integration with the Magic Leap One, Creator Edition in May 2016. Since departing from this role, she continues to work with Magic Leap as a Senior Advisor to the CEO.

Previously, Bhasin served as SVP of Corporate Strategy and Business Development at SiriusXM Radio in New York. She also held positions at Dell, Inc. where she led the company’s consumer strategic partnerships and personalization, and at EMI Music North America as Vice President of Business Development.

Bhasin currently serves on the board of directors for Ryman Hospitality Properties. Bhasin is a current member of the International Academy of Television Arts & Sciences, and has previously served on the board for the GRAMMY Foundation. She holds an MBA from Harvard Business School and a BCA with Honors from the Victoria University of Wellington in New Zealand.

About Shutterstock, Inc.
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 900,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 280 million images and more than 15 million video clips available.

Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The company’s brands also include Bigstock, a value-oriented stock media offering; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; and Shutterstock Editorial, a premier source of editorial images for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

Press Contact
Niamh Hughes and Krystina Puleo
press@shutterstock.com
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Forward-Looking Statements
Statements in this press release regarding future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future performance and its mission to deliver increased value to its customers, contributors and stockholders may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors;

our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; general economic and political conditions worldwide; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.